                                                             EXHIBIT NO. 99.9(b)

                              LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 44 to the Registration Statement (File Nos. 2-54607 and 811-2594) (the "Registration Statement") of MFS Series Trust IV (the "Trust"), of my opinion dated December 29, 2005, appearing in Post-Effective Amendment No. 43 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on December 29, 2005.


                                        CHRISTOPHER R. BOHANE
                                        ----------------------------------------
                                        Christopher R. Bohane
                                        Assistant Clerk and Assistant Secretary

Boston, Massachusetts
October 23, 2006